Exhibit 10.7

Execution Version
LOCK-UP AGREEMENT
June 25, 2015
Green Brick Partners, Inc.
2805 Dallas Parkway, Suite 400
 Plano, TX 75093
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.,
 As Representatives of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
 New York, NY 10010-3629
Citigroup Global Markets Inc.
390 Greenwich Street
 New York, NY 10013
Ladies and Gentlemen:
As an inducement to the several underwriters (the “Underwriters”) to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Public Offering”) will be made of the common stock, par value $0.01 per share (the “Securities”), of Green Brick Partners, Inc., a Delaware corporation (including any successor (by merger or otherwise) thereto, the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Citigroup Global Markets Inc. (together with Credit Suisse, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this letter agreement (the “Lock-Up Agreement”) and continue until and include the date that is 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
Any Securities received after the date hereof (including those received upon exercise of options granted to the undersigned) will also be subject to this Lock-Up Agreement.  Any Securities acquired by the undersigned in the open market after the date of the Underwriting Agreement will not be subject to this Lock-Up Agreement, provided that, with respect to any sale or other disposition during the Lock-Up Period of Securities acquired on the open market, (1) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in ownership of the Securities shall be required or voluntarily made during the Lock-Up Period, and (2) the undersigned does not otherwise voluntarily effect any public filing, report or other disclosure regarding such transfers.
Notwithstanding the foregoing, the undersigned may transfer the Securities if such transfer is:
(i) as a bona fide gift or gifts;
(ii) by will or intestate succession;
(iii) to a family member or trust for the benefit of the undersigned or a family member;
(iv) if the undersigned is a corporation, partnership, limited liability company or other business entity, part of a distribution, transfer or other distribution to (a) its general or limited partners, members, stockholders or other equity owners, (b) such entity’s parent or to any subsidiary of such entity, (c) any investment fund or similar entity controlled or managed by any such entity, its parent or any subsidiary thereof, or (d) any other entity under common control with the undersigned (for purposes of this paragraph, “parent” shall mean, with respect to any person, any other entity that owns, directly or indirectly, capital stock of or other equity interests in such person having more than 50% of the ordinary voting power in the election of such entity’s directors, managers or similar persons, “subsidiary” shall mean a “majority owned subsidiary” as defined in Rule 405 under the Securities Act of 1933, as amended, and “control” shall mean having the power to elect or appoint a majority of the board of directors or managing members of the person or entity or to direct or cause the direction of management or policies of a person or entity, whether by holding voting securities, by contract or otherwise);

(v) the transfer of the Securities or any securities convertible into the Securities upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis, or the disposition of Securities to the Company to satisfy tax withholding obligations of the undersigned in connection with such vesting or exercise; or
(vi) the transfer, sale, tender or other disposition of the Securities (or any security convertible into or exercisable or exchangeable for the Securities) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Securities involving a change in control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Securities (or any security convertible into or exercisable or exchangeable for the Securities), or vote any Securities in favor of any such transaction); however, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement;
provided, however, that:
(A) in the case of clauses (i)-(iv), it shall be a condition to the transfer that (1) the transferee execute an agreement stating that the transferee is receiving and holding Securities subject to the provisions of this Lock-Up Agreement, and (2) any such transfer shall not involve a disposition for value; and
(B) in the case of clauses (i)-(v), it shall be a condition to the transfer that (1) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the Securities shall be required or voluntarily made during the Lock-Up Period, and (2) the undersigned does not otherwise voluntarily effect any public filing, report or other disclosure regarding such transfer; except for, (a) solely in the case of clause (v), a required filing on Form 4 in connection with a forfeiture to the Company to cover tax obligations of the undersigned in connection with a vesting event, as long as at least two business days notice is provided to the Representatives prior to such proposed filing, the filing shall report such transfer using transaction code “F” and shall include a footnote that such transaction was undertaken solely to satisfy such tax obligation, and (b) solely in the case of clause (iv), a required filing on Form 4 in connection with such distribution or transfer, as long as at least two business days notice is provided to the Representatives prior to such proposed filing and the filing shall include a footnote that such distribution was to a distributee or transferee permitted under clause (iv) and (A) did not involve a distribution for value and (B) did not result in a reduction in the beneficial ownership of the Securities of the undersigned and the entities under common control with the undersigned, when considered on an aggregate basis.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
The undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any Securities the undersigned may purchase in the above-referenced offering.
This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void upon the earliest to occur of (i) the date on which the Company informs the Representatives in writing prior to the execution of the Underwriting Agreement that the Company has determined not to proceed with the above-referenced offering, (ii) the termination of the Underwriting Agreement (other than the provisions thereof that survive termination) prior to payment for, and delivery of, the Securities and (iii) August 15, 2015 if the Public Offering Date shall not have occurred on or before such date. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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Very truly yours,

THIRD POINT PARTNERS L.P.

By: Third Point LLC, the investment manager

By: /s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT PARTNERS QUALIFIED L.P.

By: Third Point LLC, the investment manager

By: /s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT OFFSHORE MASTER FUND L.P.

By: Third Point LLC, the investment manager

By: /s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT ULTRA MASTER FUND L.P.

By: Third Point LLC, the investment manager

By: /s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT REINSURANCE COMPANY LTD.

By: Third Point LLC, the investment manager

By: /s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

[Signature Page— Green Brick Partners, Inc. Lock-Up Agreement]

Very truly yours,

/s/ Daniel S. Loeb Daniel S. Loeb

[Signature Page— Green Brick Partners, Inc. Lock-Up Agreement]

Very truly yours,

THIRD POINT REINSURANCE (USA) LTD.

By:	/s/ Thomas C. Wafer
Name: Thomas C. Wafer
Title: President

[Signature Page— Green Brick Partners, Inc. Lock-Up Agreement]